Exhibit 5.01
KUTAK ROCK LLP

SUITE 3100	ATLANTA
1801 CALIFORNIA STREET	CHICAGO
DES MOINES
DENVER, COLORADO 80202-2626	FAYETTEVILLE
IRVINE
303-297-2400	KANSAS CITY
FACSIMILE 303-292-7799	LITTLE ROCK
LOS ANGELES
www.kutakrock.com	OKLAHOMA CITY
OMAHA
RICHMOND
SCOTTSDALE
WASHINGTON
WICHITA
May 28, 2008
Brooke Corporation
8500 College Boulevard
Overland Park, Kansas 66210
     Re: Brooke Corporation Shares of Common Stock
Ladies and Gentlemen:
     We have acted as special counsel to Brooke Corporation (the “Company”), a Kansas corporation, in connection with the filing of a registration statement (the “Registration Statement”) to which this opinion is filed as an exhibit on Form S-3, under the Securities Act of 1933, as amended (the “Act”). The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to securityholders of the Company in connection with the issuance by the Company of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase an aggregate of 15,934,706 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at the rate of one share of Common Stock for each Right, subject to over-subscription privileges described in the Prospectus. The registration statement covers 15,934,706 shares of the Company’s Common Stock and 15,934,706 Rights to purchase shares of Common Stock. The Rights will be evidenced by a certificate (the “Rights Certificate”) filed as an exhibit to the Registration Statement.
     In connection with this opinion, we have made such investigations and examined such records, including a copy of the Company’s Amendment and Restatement to the Articles of Incorporation and any amendments thereto (the “Articles”), and the Certificate of Amendment to and Restatement of the Bylaws, in each case certified to us on the date hereof as being complete, accurate, and in effect, a certificate dated a recent date from the Secretary of State of the State of Kansas as to the existence of the Company, a certificate from the Company relating to capitalization, an executed copy of the Registration Statement duly executed by the directors of the Company, and such corporate minutes and resolutions as we have deemed necessary for the purposes of rendering this opinion letter.
     We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion, we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.

KUTAK ROCK LLP
Brooke Corporation
May 27, 2008

In giving this opinion letter we have assumed:
     (i) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;
     (ii) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents;
     (iii) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof; and
     (iv) the Registration Statement has become effective under the Act.
     Based upon the foregoing and subject to the qualifications set forth above, we are of the opinion that:
     (a) the issuance of the Rights has been duly authorized and when the Rights are distributed as contemplated by the Prospectus, they will be validly issued; and
     (b) the issuance and sale of the Common Stock upon exercise of the Rights have been duly authorized and, when (i) the holders of the Common Stock have complied with the terms of the Rights Certificates in connection with the exercise thereof, and (ii) the shares of Common Stock are issued and paid for, the Common Stock will be validly issued, fully paid and nonassessable.
     In giving the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the State of Kansas and the federal laws of the United States of America.
     This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.
     We consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated pursuant thereto.
Very truly yours,
/s/ Kutak Rock LLP